UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   August 9, 2006

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition

The information under this caption is furnished by Cephalon, Inc. (the “Company”) in accordance with Securities and Exchange Commission Release No. 33-8216. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

In a press release issued on August 3, 2006 (furnished as Exhibit 99.1 of the Company’s Current Report on Form 8-K furnished on August 3, 2006), the Company announced its unaudited financial results for the three- and six-month periods ended June 30, 2006.  These results were announced prior to, and did not take into account the impact of, the August 9, 2006 decision of the U.S. Food and Drug Adminstration (the “FDA”) that the Company’s supplemental new drug application for SPARLON™ (modafinil) Tablets [C-IV] (“SPARLON”) was not approvable.  The Company has now determined to fully reserve the $8.6 million of net SPARLON inventory on its balance sheet as of June 30, 2006.

Item 8.01               Other Events.

On August 9, 2006, the Company announced that is has received a letter from the FDA stating that the Company’s supplemental new drug application for SPARLON, a proprietary dosage form of modafinil for the treatment of attention-deficit/hyperactivity disorder in children and adolescents, is not approvable.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Number	Description
99.1	Press Release dated August 9, 2006 titled “Cephalon Receives Non-Approvable Letter on SPARLON™”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.
Date: August 9, 2006	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated August 9, 2006 titled “Cephalon Receives Non-Approvable Letter on SPARLON™”